[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH AS BEEN OMITTED HEREIN AND REPLACE WITH A SERIES OF THREE ASTERISKS IN BRACKETS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                                                   Exhibit 10.1

MYMETICS/PEVION                                                     P E V I O N
Acquisition & License Agreement                                       BIOTECH


                                 PEVION BIOTECH

                         AQUISITION & LICENSE AGREEMENT


This Aquisition AGREEMENT ("Agreement"), is made and entered into as of October 6, 2007 (the "Effective Date") by and between

MYMETICS Corporation ("MYMETICS"), a company organized under the laws of the State of Delaware with a registered address at 230 Park Avenue, New York, NY 10169, and a principal place of business located at 14, rue de la Colombiere, CH 1260 Nyon, Switzerland and

PEVION BIOTECH LTD., a company organized under the laws of Switzerland with a principle place of business at Rehhagstrasse 79, CH-3018 Berne Switzerland, ("PEVION").

MYMETICS and PEVION may be referred to hereinafter as "Party" or "Parties" as appropriate.


                                    PREAMBLE

WHEREAS, PEVION is a company active in the development, manufacturing and commercialization of specifically virosome based malaria vaccines;

WHEREAS, MYMETICS is a company active mainly in the development of vaccines for HIV and other diseases;

WHEREAS MYMETICS is desirous of acquiring from PEVION the rights on PEVION's virosome formulated malaria peptide antigens vaccines (the "Product", as further defined under Section 1.12), and PEVION is willing to grant such rights; and

NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

1      DEFINITIONS

The terms, as defined herein, shall have the same meanings in both their singular and plural forms.



1.1 "Affiliate" means, with respect to either Party, any entity controlling, controlled by or under common control with, such Party. For purposes of this definition, "control" of another corporation or entity shall mean when a person or entity (i) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other corporation or entity, (ii) possesses, directly or indirectly the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity, or (iii) has actual control over the management, business and affairs of the corporation or other entity.

1.2 "Confidential Information" means information or material related to the Product including information about the technology or business and without limitation, a formula, pattern, compilation, program, method, technique, process, biological material, gene sequence, data test, model, result or analysis which is disclosed to a party in connection with this Agreement. Notwithstanding the foregoing, Confidential Information does not include information that: (1) is now or subsequently becomes generally available to the public through no wrongful act or omission of the Recipient; (2) the Recipient can demonstrate to have been rightfully in its possession prior to disclosure to the Recipient by the Discloser;
       (3) is independently developed by the Recipient without use, directly or indirectly, of any Confidential Information of the Discloser, as evidenced by written records; or (4) the Recipient rightfully obtains from a third party who has the right to transfer or disclose it.

1.3 "Discloser" means the Party who possesses Confidential Information and discloses such information to the other Party.

1.4 "Grant" means all forms of financial supports received or to be received from third parties in relation with the development of the Product.

1.5 "Licensed Product" means a product manufactured under the license granted hereunder by PEVION to MYMETICS.

1.6 "MYMETICS Materials" means all materials developed by MYMETICS in relation with the Product as well as any further improvement thereof.

1.7 "Net Sales" means the total of the gross invoice prices of Licensed Products sold by MYMETICS, its Sublicensee, an Affiliate, or any combination thereof, less the sum of the following actual and customary deductions where applicable and separately listed: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (except for value-added and income taxes imposed on the sales of Product in foreign countries); transportation charges; or credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers to a Sublicensee or an Affiliate of Licensed Product under this Agreement for
       (i) end use (but not resale) by the Sublicensee or Affiliate shall be treated as sales by MYMETICS at list price of MYMETICS, or (ii) resale by a Sublicensee or an Affiliate shall be treated as sales at the list price of the Sublicensee or Affiliate

1.8 "Non-Profit Markets" means the markets on which the vaccines will be distributed for free or at a Reduced Price through local charitable organizations.

1.9 "Peptide" means short chains of amino acids linked together. In the context of this agreement a Peptide does not contain more than 60 amino acids

1.10 "PEVION Confidential Information" includes, but is not limited to, PEVION's virosome technology related to the Product.

1.11 "PEVION Materials" means virosomes as well as any further improvement thereof, developed or manufactured by PEVION or on which PEVIONS has rights.

1.12 "PEVION Technology" means the virosome technology in all aspects including any further improvement thereof, and their manufacturing.

1.13 "Product" means PEVION's virosome formulated malaria peptide antigens vaccines as described in Exhibit A; for the purpose of this Agreement, the use of "peptide", as far as vaccines are involved, shall mean "Peptide" or "Protein".

1.14 "Product Information" means all information related to the Product as listed in Exhibit D, including without limitation, a formula, pattern, compilation, program, analytical methods, IMPD files, technique, process, biological material, gene sequence, data test, model, result or analysis related to the Product.

1.15 "Product Patent Rights" means the patents and patent applications with respect to PEVION malaria vaccine listed on Exhibit B and any divisional patent, continuation, or continuation-in-part of such patent applications to the extent the claims are directed to subject matter specifically described therein, as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such patents and patent applications.

1.16   "Profit Markets" means all markets other than Non-Profit Markets.

1.17 "Protein" means a larger molecule composed of one or more chains of amino acids. In the context of this agreement a Protein contains more than 60 amino acids

1.18 "Recipient" means the Party who receives Confidential Information from the other Party.

1.19 "Reduced Price" means a price comprised in the range of (i) at the lowest the direct production costs (i.e. manufacturing costs excluding costs of research and development and excluding costs of intellectual property protection or royalties costs) and (ii) at the highest the direct production costs, plus a reasonable participation to research and development, not exceeding COGS + [***]%.

1.20 "Sublicensee" means a third party to whom MYMETICS grants a sublicense on certain rights granted to MYMETICS under this Agreement.


1.21 "Technology Patent Rights " means all patent rights on the virosome technology needed for the development, use, sale, offer for sale, or importation/exportation of the Product, specifically the PEVION's patent rights listed in Exhibit C and any divisional patent, continuation, or continuation-in-part of such patent applications to the extent the claims are directed to subject matter specifically described therein, as well as any patent issued thereon and any reissue or reexamination of such patent, and any foreign counterparts to such patents and patent applications.

1.22 "Term" means the period of time beginning on the Effective Date and ending with the longest lived patent which is, under this Agreement, assigned or licensed.

1.23   "Territory" means world-wide.

2      ACQUISITION AND LICENSE

2.1 Subject to the provisions of this Agreement, MYMETICS acquires from PEVION the Product, the Product Patent Rights, the Product Information and all rights thereon, within the Territory.

2.2 PEVION grants MYMETICS licenses on the Technology Patent Rights needed for the development, use, sale, offer for sale, or importation/exportation of the Product within the Territory and during the Term however restricted to the field of Malaria vaccines. These licenses do not include the right to manufacture the Product. Specifically PEVION grants MYMETICS a non-exclusive license on the Technology Patent Rights on which PEVION itself does not have exclusive rights (i.e. EP538437) and commits not to give any license on these rights to any third party. PEVION grants MYMETICS an exclusive license on the Technology Patent Rights on which PEVION has exclusive rights (e.g. WO06/069718)

2.3 PEVION is responsible for maintaining in a reasonable manner the protection for its intellectual property involved in this Agreement. If PEVION fails to maintain the protection for its intellectual property, namely by failing to pay the corresponding maintenance fees, MYMETICS is entitled to take any reasonable action to maintain this protection, namely by paying the corresponding maintenance fees, and the reasonable costs incurred by this intervention shall be borne by PEVION. The amounts due in this regard by PEVION to MYMETICS may be set off against any amount due by MYMETICS to PEVION, namely under Section 4 of this Agreement (Considerations). PEVION shall inform MYMETICS as soon as such failure to maintain the protection of the intellectual property mentioned in this Section can reasonably be anticipated and, if possible, three months before the lapse of such protection following this failure.

2.4 MYMETICS will mandate PEVION to perform the future pre-clinical and clinical development of the Product (the "Sponsored Development"). Specifically MYMETICS requires for the Sponsored Development the support of PEVION's CSO (approximately 10% of his time) and an equivalent of a maximum of 3 (three) full time technicians and PEVION commits to allocate these resources to such Sponsored Development. PEVION acknowledges that the Swiss Tropical Institute is its preferred clinical trial site partner for the clinical development of the Product. The Parties shall renegotiate in good faith should these resources reveal insufficient or excessive and they shall in any case enter within 9 months into an agreement to further define the terms and conditions of this cooperation.

2.5    Insofar as required for the use of the license as provided for under section 2.2, PEVION will, against adequate remuneration, provide MYMETICS or third parties with all the required information and documents (namely all the technical data required to obtain approvals from governmental bodies such as the US Food and Drug Administration). PEVION reserves the right to send these information and documents directly to third parties when it is not necessary for MYMETICS to have knowledge thereof, so as to preserve its trade secrets.

2.6 PEVION will assign, respectively re-assign all Product Patent Rights to MYMETICS within 4 months from the Effective Date. Starting from the effective date, MYMETICS has the right to decide on all prosecution issues of the Product Patent Rights.


3      GRANTS OF SUPPLY

3.1 The license rights granted under Section 2 do not include the right to manufacture the Product using the Technology Patent Rights and PEVION commits to manufacture the Product on behalf of MYMETICS.

3.2 PEVION grants MYMETICS the exclusive supply rights on the Product for clinical batches. The clinical batches of the Product shall be delivered by Pevion to Mymetics in the containers chosen by Mymetics (e.g. vials or pre-filled syringes). The remuneration of the clinical batches will be COGS and a margin of [***]%. The delivery costs will be charged separately.

3.3 PEVION grants MYMETICS the exclusive supply rights on the Product for market batches. The Licensed Product shall be delivered by Pevion to Mymetics in the containers chosen by Mymetics (e.g. vials or pre-filled syringes). The remuneration of the market batches will be COGS and a margin of [***]% for Non-Profit Markets and [***]% for all other markets. The delivery costs will be charged separately.

3.4 Further terms and conditions of the manufacture and supply of the Product will be set forth in a Supply Agreement, to be negotiated in good faith by MYMETICS and PEVION during a period of nine (9) months following the Effective Date.

3.5 In case PEVION can not guarantee the further supply of the Product, based on the Supply Agreement, PEVION will grant MYMETICS an exclusive license with the right to sublicense to make Licensed Product the terms of which manufacture agreement shall be negotiated in good faith. In such a situation, PEVION will provide MYMETICS with the technical assistance required to set up this alternate production source, the remuneration of the assistance shall be negotiated between PEVION and MYMETICS in good faith and according fair market prices.


4      CONSIDERATIONS

4.1 Up-front payments; In return for the rights granted hereunder, MYMETICS will pay to PEVION an up-front payment of a total of EURO [***] ([***]
       EURO) in cash; a EURO [***] ([***] EURO) payment shall be due upon signing the Agreement. A second installment of EURO [***] ([***] EURO) shall be due on

       December 15, 2007 and a third installment of EURO [***] ([***]
       EURO) shall be due on February 6, 2008.

4.2 Milestone Payments; In return for the rights granted hereunder, MYMETICS will pay to PEVION milestone payments of a total of EURO [***] ([***]
       EURO) in cash; a EURO [***] ([***] EURO) payment shall be due upon delivery of the interim report of the clinical Phase Ib study in Tanzania and a second milestone payment of EURO [***] ([***] EURO) shall be due at the end of the first clinical Phase II study in Africa.

4.3 Royalties; In return for the rights granted hereunder, MYMETICS will pay to PEVION either (a) [***]% on all income generated from royalties, lump sum payments and any other monetary considerations coming from Profit Markets if the product was developed using Proteins and/or Peptides or
       (b) [***]% on all income generated from royalties, lump sum payments and any other monetary considerations coming from Profit Markets if the product was developed using proteins only (not peptides) and [***]% on all income from Non-Profit Markets received by MYMETICS or an Affiliate from a third party, provided that such monetary consideration is attributed to the Product.

4.4 Product Patent Rights; MYMETICS will cover all expenses for the re-assignment of the Product Patent Rights. If MYMETICS fails to maintain the protection of the Product Patent Rights, namely by failing to pay the corresponding maintenance fees, PEVION is entitled to take any reasonable action to maintain this protection, namely by paying the corresponding maintenance fees, and the reasonable costs incurred by this intervention shall be borne by MYMETICS. The amounts due in this regard by MYMETICS to PEVION may added to the up-front/milestone payments under Section 4 of this Agreement (Considerations). MYMETICS shall inform PEVION as soon as such failure to maintain the protection of the Product Patent Rights can reasonably be anticipated and, if possible, three months before the lapse of such protection following this failure. Starting from the effective date, MYMETICS will cover all costs for the prosecution of the Product Patent Rights. PEVION will charge MYMETICS after the re-assignment of the Product Patent Rights for the prosecution and re-assignment costs.

4.5 Sponsored Development; PEVION will further develop the Product for MYMETICS on a fee for service basis. MYMETICS will compensate PEVION for all expenses including human resources and all chemicals and reagents. PEVION charges MYMETICS with [***]% on human resources expenses (except CSO expenses under 4.7) for its overhead and other administrative expenses. PEVION will define together with MYMETICS 6 (six) months in advance the development work and resources needed (together as Workplan) for the following 6 (six) month period. MYMETICS shall confirm to PEVION four (4) months in advance in writing that it accepts this workplan.

4.6 MYMETICS will pay PEVION [***]% of the salary (including benefits) of PEVION's CSO ( "CSO") for its work and support in the development of the Product. MYMETICS will also cover all CSO's expenses (including travel expenses) incurred during its work for the Product. If the Parties realize that CSO's contribution needed for the development of the Product exceeds or is below [***]% of his annual working hours, the Parties will renegotiate CSO's contribution to the development of the Product and adjust the part of CSO's salary to be borne by MYMETICS accordingly.

4.7 All milestone payments and royalty payments specified in Sections 4.1 through 4.3 above shall be paid by MYMETICS pursuant to Section 5 and shall be delivered by MYMETICS to PEVION as noted in Section 5.

4.8    If MYMETICS fails to perform any of its obligations specified in Section
       4.1 to 4.5, then PEVION shall have the right to terminate this Agreement according section 9.2 of this agreement.


5      REPORTS, RECORDS AND PAYMENTS

5.1 Beginning on January 1, 2008 and ending on the date of first commercial sale of the Product, MYMETICS shall submit to PEVION annual progress reports covering MYMETICS' (and Affiliate's and sublicensee's) activities to develop and test the Products and obtain governmental approvals necessary for marketing the same. Such reports shall include an overview of work completed; overview of work in progress; current schedule of anticipated events or milestones; market plans for introduction of Licensed Products in the reporting period. MYMETICS shall also report to PEVION, in its immediately subsequent progress report, the date of first commercial sale of the Product in each country of the Territory.

5.2 MYMETICS shall inform PEVION in writing no later than thirty (30) days after signing any collaboration-, partnering- or sublicensing agreement comprising the Product.

5.3 MYMETICS shall inform PEVION in writing no later than thirty (30) days after receiving any up-front payments, milestone payments and/or other monetary considerations provided that such monetary consideration is attributed to the Products. MYMETICS shall pay PEVION the fees according
       Section 4.3 no later than sixty (60) days after receiving the up-front payments, milestone payments and/or other monetary considerations.

5.4 After the first commercial sale of the Product anywhere in the world, MYMETICS shall submit to PEVION quarterly royalty reports on or before each February 28, May 31, August 31 and November 30 of each year. Each royalty report shall cover MYMETICS' (and each Affiliate's and Sublicensee's) most recently completed calendar quarter and shall show:

        - The number of each type of Licensed Product sold and the Net Sales during the most recently completed calendar quarter;

        - The sublicense fees and royalties received during the most recently completed calendar quarter in Swiss Francs pursuant to Subsection
             5.6 of this Agreement;

        - The royalties and sublicense fees payable in Swiss Francs, including the method used to calculate the royalties and the exchange rates used pursuant to Subsection 5.6 of this Agreement.

       If no sale of Licensed Products has been made and no sublicense revenues have been received by MYMETICS during any reporting period, MYMETICS shall so report.

5.5 MYMETICS shall keep and shall require its Affiliates and Sublicensees to keep, accurate and correct records of the Products used, and sold, and sublicense fees received under this Agreement. Such records shall be retained by MYMETICS for at least ten (10) years following a given reporting period.

       All records shall be available during normal business hours for inspection at the expense of PEVION by a public accountant selected by PEVION and reasonably acceptable to MYMETICS for the sole purpose of verifying reports and payments and in compliance with the other terms of this Agreement. Such accountant shall not disclose to PEVION any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an underreporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then MYMETICS shall pay the cost of the audit as well as any additional sum that would have been payable to PEVION had the MYMETICS reported correctly, plus an interest charge at a rate of ten percent (10%) per year. Such interest shall be calculated from the date the correct payment was due to PEVION up to the date when such payment is actually made by MYMETICS. For underpayment not in excess of five percent (5%) for any twelve (12) month period, MYMETICS shall pay the difference within thirty
       (30) days without interest charge or inspection cost.

5.6 PEVION will invoice MYMETICS, based on a detailed statement, every 3 (three) months for its expenses, including PEVION CSO's expenses.

5.7 All fees and royalties due to PEVION shall be paid in Swiss Francs, plus Swiss VAT when applicable. When Licensed Products are sold in currencies other than Swiss Francs, MYMETICS shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent Swiss funds, using the exchange rate quoted in the Neue Zurcher Zeitung on the last business day of the applicable reporting period.

5.8 Royalties shall accrue when Licensed Products are paid by a third party or Affiliate. MYMETICS shall make all reasonable efforts to secure prompt payments from said third parties and Affiliates. MYMETICS shall pay earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year. Each such payment shall be for earned royalties accrued within MYMETICS' most recently completed calendar quarter.

5.9 Royalties earned on sales occurring under sublicense granted pursuant to this Agreement shall not be reduced by MYMETICS for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by MYMETICS in fulfilment of PEVION's tax liability in any particular country may be credited against earned royalties or fees due to PEVION for that country. MYMETICS shall pay all bank charges resulting from the transfer of such royalty payments.

5.10 In the event that any patent or patent claim related to the intellectual property transferred or licensed hereunder is held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligations to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. MYMETICS shall not, however, be relieved from paying any royalties that accrued before the date of such final decision.


6      CONFIDENTIALITY

6.1 Nondisclosure; Except as specifically authorized in this Agreement or as has been specifically authorized by Discloser in writing, Recipient shall not reproduce, exploit, use, distribute, disclose or otherwise disseminate the disclosed proprietary information of the other Party ("Confidential Information") and shall not take any action causing, or fail to take any reasonable action necessary to prevent any, Confidential Information disclosed to Recipient to lose its character of Confidential Information. Upon expiration or termination of this Agreement, or upon request by Discloser, Recipient shall promptly deliver to Discloser all Confidential Information of Discloser and all embodiments and/or copies thereof then in its custody, control or possession and shall deliver within four weeks after such expiration or termination or destroy such Discloser's Confidential Information, and deliver to Discloser within six weeks of such notice a written statement signed by an officer of Recipient certifying that all unused or remaining Discloser's Confidential Information have been returned or destroyed with the exception of one copy kept in its legal file for reference purposes.

6.2 Ownership; All Confidential Information disclosed by Discloser shall remain the property of Discloser and no license or other right to such information is granted or implied hereby, other than such rights as are expressly set out in this Agreement.

6.3 Term; Recipient's duty to protect Discloser's Confidential Information pursuant to this Agreement expires ten (10) years from the date of disclosure of the Confidential Information.

7      CONTROL OF MATERIALS

7.1 Control of PEVION Materials. MYMETICS shall not transfer the PEVION Materials to, or permit access to the PEVION Materials to, any third party without prior written approval of PEVION, except for purposes contemplated in this Agreement (commercial development, use, and sale of the Product). MYMETICS shall not use and/or exploit the PEVION Materials for any purpose other than as set forth in this Agreement. For the purposes hereof, "third parties" shall not include those Affiliates, corporate partners, employees and consultants of MYMETICS who will be involved in the handling, testing and/or evaluation of PEVION Materials under this Agreement. The PEVION Materials shall remain the property of PEVION. Upon termination of this Agreement, MYMETICS shall discontinue its use of all PEVION Materials, and shall, upon the written request of PEVION, either return any such unused or remaining PEVION Materials to PEVION or destroy such PEVION Materials, and deliver to PEVION within 14 days of such notice a written statement signed by an officer of MYMETICS certifying that all unused or remaining PEVION Materials have been returned to PEVION or destroyed.

7.2 Control of MYMETICS Materials. PEVION shall not transfer the MYMETICS Materials to, or permit access to the MYMETICS Materials by, any third party without prior written approval of MYMETICS. PEVION shall not use and/or exploit the MYMETICS Materials for any purpose other than as set forth in this Agreement. For the purposes hereof, "third parties" shall not include those Affiliates, corporate partners, employees and consultants of PEVION who will be involved in the handling, testing and/or evaluation of Products under this Agreement. The MYMETICS Materials shall remain the property of MYMETICS. Upon termination of this Agreement, PEVION shall discontinue its use of all MYMETICS Materials, and shall, upon the written request of MYMETICS, either return any such unused or remaining MYMETICS Materials to MYMETICS or destroy such MYMETICS Materials, and deliver to MYMETICS within 14 days of such notice a written statement signed by an officer of PEVION certifying that all unused or remaining MYMETICS Materials have been returned to MYMETICS or destroyed.


8      WARRANTY, REPRESENTATIONS AND LIABILITY


8.1 No Warranty. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THE PEVION MATERIALS ARE BEING SUPPLIED WITH NO WARRANTIES, EXPRESS OR IMPLIED, AND PEVION EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON INFRINGEMENT. PEVION MAKES NO REPRESENTATION THAT THE USE OF THE PEVION MATERIALS WILL NOT INFRINGE ON THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY. However to PEVION's knowledge, the use of the PEVION Technology in connection with the business of MYMETICS as contemplated herein does not conflict with, misappropriate, or infringe on the intellectual property rights of any third party.

       Any Party which has knowledge of an infringement on the Technology Patent Rights in the present Agreement shall notify the other Party thereof. PEVION shall take all the required legal actions in order to put an end to any infringement on its intellectual property rights regarding the License Products. The costs of such legal actions shall be borne by PEVION.

       If a third party initiates legal actions against MYMETICS on the basis of alleged preferential rights regarding the Product, the Product Patent Rights transferred, or the Technology Patent Rights licensed as per Sections 2.1 and 2.2, and where the legal actions are on the basis of Pevion Material, then PEVION shall assist MYMETICS in its legal defense against such action and reimburse to MYMETICS all the costs related to this legal defense, to the exclusion of any other compensation. For the duration of such legal proceedings, MYMETICS may pay all amounts due to PEVION, in particular all payments due under section 5, to a blocked account. After the termination of the legal proceedings, the funds on the blocked account will be transferred to PEVION after deduction of all costs due to MYMETICS for its legal defense as provided for in this Section.

8.2 Representations. Each Party hereby represents and warrants to the other Party as follows:

       8.2.1 It is a corporation duly organized and validly existing under the laws of its state or other jurisdiction of incorporation or formation;

       8.2.2 It has the legal power and authority to execute and deliver this Agreement, and to perform its obligations hereunder; its activities under this Agreement are subject to insurance coverage;

       8.2.3 No authorization, consent or approval of any governmental authority or third party is required for the execution, delivery or performance by it of this Agreement, and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party; and

       8.2.4 It shall comply with all applicable local, state, national, regional and governmental laws and regulations relating to its activities under this Agreement.

8.3 Care in Use of PEVION Materials. MYMETICS acknowledges that the Product are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of such Product.

8.4 Hold Harmless. In no event shall PEVION be liable for any use by MYMETICS of the PEVION Materials. MYMETICS shall defend, indemnify and hold PEVION harmless from and against any third-party claims, demands or actions and liabilities, cost and expenses arising there from which result from MYMETICS' use, handling, storage, transportation, disposition and containment of the Product (a "Claim") except to the extent such Claim result from the negligence or willful misconduct of PEVION. If PEVION receives notice of any Claim, PEVION shall, as promptly as is reasonably possible, give MYMETICS notice of such Claim; provided, however, that failure to give such notice promptly shall only relieve MYMETICS of any indemnification obligation it may have hereunder to the extent such failure diminishes the ability of

       MYMETICS to respond to or to defend PEVION against such Claim. PEVION and MYMETICS shall consult and cooperate with each other regarding the response to and the defense of any such Claim and MYMETICS shall, upon its acknowledgment in writing of its obligation to indemnify PEVION, be entitled to and shall assume the defense or represent the interests of PEVION in respect of such Claim, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of PEVION and to propose, accept or reject offers of settlement, all at its sole cost; provided, however, that no such settlement shall be made without the written consent of PEVION, such consent not to be unreasonably withheld. Nothing herein shall prevent PEVION from retaining its own counsel and participating in its own defense at its own cost and expense.

8.5 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF OR IS OTHERWISE ON NOTICE OF SUCH POSSIBILITY UNLESS THE PARTY IN DEFAULT HAS ACTED IN WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

9      TERM OF AGREEMENT

9.1 Pursuant to Section 1.22, the Term of the Agreement is the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights. MYMETICS shall however have the right at any time and for any reason to terminate this Agreement upon a ninety (90) day written notice to PEVION. Said notice shall state MYMETICS' reason for terminating this Agreement. Any termination under this Section shall not relieve MYMETICS of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to PEVION or action by MYMETICS prior to the time termination becomes effective. Termination shall not affect in any manner any rights of PEVION arising under this Agreement prior to termination.

9.2 If one Party fails to perform or violates any term of this Agreement, the other Party may give written notice of default ("Notice of Default") to the Party. If the Party fails to cure the default within sixty (60) days of the Notice of Default, the other Party may terminate this Agreement by second written notice ("Notice of Termination"). If a Notice of Termination is sent to one of the Parties, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve either Party of its obligation to pay any fees owed at the time of termination

9.3 In the event any Party becomes the subject of a voluntary or involuntary petition in bankruptcy, such Party shall immediately notify the other Party in writing. If such petition is not dismissed with prejudice within one hundred twenty (120) days after filing, the other Party shall have the right to terminate this Agreement by giving the bankrupting Party written notice. Termination of this Agreement pursuant to this Section 9 shall be effective upon the bankrupting Party's receipt of such written notice.

9.4 Effects of Termination. Upon the termination of this Agreement for any reason whatsoever or the expiration of the term of this Agreement:

       -   all rights of the Parties hereunder shall cease immediately;

       - amounts owed by MYMETICS to PEVION shall immediately become due and payable;

       - MYMETICS or its Sublicensees shall have the right to distribute and sell its remaining inventory of Licensed Products and raw materials, in the ordinary course of business and pursuant to instructions received from PEVION.

9.5    The following Sections and Articles shall survive the termination of this
       Agreement: 1, 4, 5, 6 7, 8, 10, 18.

Upon termination of this Agreement, MYMETICS may dispose of all previously made or partially made Licensed Product within a period of one hundred and twenty
(120) days of the effective date of such termination provided that the sale of such Licensed Product by MYMETICS, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.


10     PUBLICITY

Except as may otherwise be required by law or regulation, neither Party shall make any public announcement, directly or indirectly, concerning the existence or terms of this Agreement or the subject matter hereof without first submitting a copy of the proposed announcement to the other Party for review and obtaining the approval of the other Party. The other Party shall have seven (7) business days or such other time as mutually agreed upon to consent to the publication of such announcement, such consent not to be unreasonably withheld. If either Party is required by law or regulation to make a public announcement concerning the existence or terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and comment.


11     ASSIGNMENT

The Parties agree not to assign any of their rights or obligations under this Agreement to any other third party without first obtaining the written approval of the other Party. Such approval shall not be unreasonably withheld and Pevion in particular recognizes Mymetics' right to sell the result of its malaria vaccine project, including its rights and obligations under this Agreement, provided such a sale does not have material adverse effects on Pevion. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


12     RE-ASSIGNMENT OF RIGHTS TO PEVION

MYMETICS agrees to re-assign for free to PEVION all the rights including the Product Patent Rights, obtained from PEVION under this Agreement, if it is established that MYMETICS has stopped its efforts to develop its malaria vaccine for a period of two years or more. Upon request from PEVION, MYMETICS shall demonstrate in good faith which efforts have been undertaken in the last two years in this regard.


13     SEVERABILITY

If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,
(ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms


14     AMENDMENTS AND WAIVERS

Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the Parties hereto. This contract is the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior agreements whether written or oral.

No waiver of any right, power or remedy following a breach of this contract is valid unless it is made in writing.


15     ENTIRE AGREEMENT

MYMETICS acknowledges having read and executed this Agreement and agreed to be bound by its terms. This Agreement is the product of both of the Parties hereto, and constitutes the entire agreement between such Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the Parties hereto regarding such transactions are expressly canceled.

The preamble hereof shall form an integral part of this Agreement.


16     DUE DILIGENCE REGARDING THE PRODUCT- AND TECHNOLOGY PATENT RIGHTS

MYMETICS has ordered GERMAIN & MAUREAU, patent trade mark and design Attorneys, to make a due diligence regarding PEVION's intellectual property rights mentioned in this Agreement. The Parties recognize that the adequate protection of these intellectual property rights is a condition to the continuing execution of this Agreement.

If such due diligence, which shall be complete by December 15 2007, reveals inadequate protection of the intellectual property rights mentioned in this Agreement, MYMETICS shall not have to make any further payment until PEVION has fixed these lacks of protection at its own costs.

If these lacks of protection are fixed by PEVION in an objectively satisfactory way, all the rights and remedies of the Parties under this Agreement shall take full force and effect and, in particular, MYMETICS will resume the various payments provided for under this Agreement.

If these lacks of protection are not fixed by PEVION in an objectively satisfactory way, all rights and remedies of the Parties under this Agreement shall be terminated and no further payment will be due by Mymetics; the first instalment of EURO [***] ([***] EURO) paid by MYMETICS at the time of signature of this Agreement as per Section 4.1 shall however not be reimbursed by Pevion.



17     NOTICES

Notices, invoices, communications, and payments hereunder shall be deemed made if given by traceable mail and addressed to the Party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

         If to MYMETICS:                        If to PEVION:

         MYMETICS Corporation,                  PEVION Ltd.
         14, rue de la Colombiere,              Rehhagstrasse 79
         CH 1260 Nyon                           CH 3018 Bern
         Switzerland                            Switzerland
         Att: Christian Rochet (CEO)            Att: Thomas Stauffer (COO)



18     APPLICABLE LAW AND CONFLICT RESOLUTION.


This Agreement will be governed by the laws of Switzerland without regard to its conflict of laws rules. All disputes arising out of or in connection with this Agreement shall finally be resolved by the competent court of Zurich, Switzerland.







(Remaining of page intentionally left blank)

19     SIGNATURES

IN WITNESS WHEREOF, the proper Parties, duly authorized, have executed this Agreement in duplicate as of the day and year first written above.

For MYMETICS: For PEVION:

President & CEO:                            CEO

Place:                                      Place:
      -----------------------                      -----------------------

Date:                                       Date:
      -----------------------                      -----------------------

Name: Christian Rochet                      Name: Peter Klein

Signature: /s/Christian Rochet              Signature: /s/ Peter Klein
           -------------------                         -------------------


CFO:                                        COO:

Place:                                      Place:
      -----------------------                      -----------------------

Date:                                       Date:
      -----------------------                      -----------------------

Name: Ernst Lubke                           Name: Thomas Stauffer

Signature:  /s/ Ernst Lubke                   Signature:  /s/ Thomas Stauffer
            -----------------                             --------------------

EXHIBIT A

CONCEPT

Pevion Biotech uses its well-established virosome technology platform PeviPROTM for the delivery of the newly developed peptide antigens. The virosomes allow inducing a strong and reliable immune response even against weak immunogens, as peptides are. Together with the excellent safety profile known for virosome vaccines, the in-depth experience of virosome vaccines in children and infants makes the combination of peptide antigens with PeviPROTM a vaccine candidate with outstanding chances to actually defeat Malaria. A recent development makes this combination even more attractive for vaccines in tropical regions. Pevion Biotech was able for the first time to lyophilize virosome vaccines. This process allows the storage of the vaccine even at room temperature and solves common stability issues for a number of vaccines. After reconstitution of the lyophilized vaccine it is still fully active.

DATA

Peptides from regions of different protein antigens were tested for their ability to evoke a protective immune response. They were synthesized, intensively tested and improved over sequential rounds of peptide optimization. In detail, identified peptides were formulated with virosomes and tested for their immunogenicity by injecting the virosome/peptide combination in mice. The quality and quantity of the resulting antibodies was evaluated by western blot and ELISA analysis. Additionally, their ability to bind native proteins was shown by immuno fluorescence on parasites. The final test was to evaluate, whether the antibodies are functional, i.e. inhibit growth of the parasite. Therefore the antibodies were assessed for their ability to inhibit growth of living parasite or inhibit their invasion of cells. This represents the milestone: proof of concept in animals. The company identified four lead structures originating from protein antigens of different life stages of the parasite. PEV301 is derived from the apical membrane antigen 1 (AMA-1), an antigen of the blood stage. PEV302 is originally located within major surface protein of the pre-erythrocytic stage, representing the incoming parasite, called circum sporozoite protein (CSP). PEV303 is a major peptide antigen of the MSP-1 protein (blood stage) and PEV304 originates of the blood stage protein MSP-3. All molecules successfully finished proof of concept in animals and entered preclinical development.

Preclinical development was pursued for the two components PEV301 and PEV302. It included the establishment of the GMP manufacturing of the final vaccine component, and an in-depth toxicology study. The latter demonstrated that peptide vaccines were safe and well tolerated in rabbits and rats. Furthermore, the company set up stability and analytic programs (HPLC, potency tests and competitive ELISA).

The two components met another milestone by successfully finishing a first clinical testing. The synthetic peptide vaccine components were evaluated in healthy volunteers in order to test their tolerability and immunogenicity. After two vaccinations the clinical data showed that the tested peptide vaccine components possess a unique safety profile. At the same time they are highly immunogenic, which was shown by a response rate of 100%. Remarkable is the longevity of the response: in the groups tested antigen specific antibodies were detected even one year after the first immunization. The antibodies induced by the two components are fully functional, recognize the native proteins (western blot analysis and immune fluorescence) and were able to inhibit growth of the parasite. These results were clearly over all expectations. Most importantly, the results indicate, that already two application may be sufficient in endemic regions. This would substantially reduce the costs of the vaccine in these regions. Pevion Biotech developed the vaccine formulations PEV301 and PEV302 to clinical Phase II which started in Q4 2005.

NEXT STEPS

First results of the clinical IIa study are expected by end 2007. In parallel, Pevion Biotech will test PEV301 and PEV302 in endemic regions. This allows to verify the finding, that immune response to these antigens can amplified even by very low pre-existing immunity. This effect would allow to get easy access to the a market consisting of military personal and private persons in endemic regions. The start of this clinical program is planned for Q3/2007. Further clinical studies depends on the collaboration with a NGO (see below). Pevion Biotech is already partner in an EU-network for the development of malaria vaccine.

EXHIBIT B


Product Patent Rights

US2004/ 0176283: Methods and composition for the design of synthetic vaccines

WO 04/ 078099:   Composition and Methods for the generation of protective
                 immune response against malaria

WO 04/ 106366:   Methods for synthesizing conformationally constrained peptides, peptidomimetics and use of such peptidomimetics as synthetic vaccines

US2004/ 0176283

-----------------------------------------------------------------------------------------------------------------------
                                 PUBLICATION NO           APPLICATION NO             PRIORITY        FILING
TITLE /  INVENTORS /
INTERNAL TITLE, INTERNAL NO      Patent Family
-----------------------------------------------------------------------------------------------------------------------
METHODS AND COMPOSITIONS FOR THE
DESIGN OF SYNTHETIC VACCINES
-----------------------------------------------------------------------------------------------------------------------
Representative: Jones Day, USA   US2004/ 0176283          US 10/114,918              01.04.2002
---------------                  ---------------
-----------------------------------------------------------------------------------------------------------------------
Gerd Pluschke (Swiss Tropical
Inst.)
-----------------------------------------------------------------------------------------------------------------------
John Robinson (University of
Zurich)
-----------------------------------------------------------------------------------------------------------------------
Kerstin Moehle (University of
Zurich)
-----------------------------------------------------------------------------------------------------------------------
Bernhard Pfeiffer (University of
Zurich)
-----------------------------------------------------------------------------------------------------------------------
Rinaldo Zurbriggen (Pevion
Biotech)
-----------------------------------------------------------------------------------------------------------------------
Reinhard Glueck (Pevion Biotech)
-----------------------------------------------------------------------------------------------------------------------
Applicant:
----------
-----------------------------------------------------------------------------------------------------------------------
Pevion Biotech Ltd.,
-----------------------------------------------------------------------------------------------------------------------
University of Zurich,
-----------------------------------------------------------------------------------------------------------------------
Swiss Tropical Institute
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
"MALARIA CSP-MIMETIC (PEV302)"
-----------------------------------------------------------------------------------------------------------------------
00002; P
-----------------------------------------------------------------------------------------------------------------------


WO 04/ 078099

-----------------------------------------------------------------------------------------------------------------------
                                 PUBLICATION NO           APPLICATION NO             PRIORITY        FILING
TITLE /  INVENTORS /
INTERNAL TITLE, INTERNAL NO      Patent Family
-----------------------------------------------------------------------------------------------------------------------
COMPOSITIONS AND                  US2004/ 0175392         US10/379,417               03.03.2003      03.03.2003
METHODS FOR THE
GENERATION OF
PROTECTIVE
IMMUNE RESPONSES
AGAINST MALARIA
-----------------------------------------------------------------------------------------------------------------------
                                 WO 04/ 078099            PCT/EP04/002126            03.03.2003      03.03.2004
                                 -------------
-----------------------------------------------------------------------------------------------------------------------
                                 AU                       AU2004216833               03.03.2003      03.03.2004
-----------------------------------------------------------------------------------------------------------------------
Applicants:                      CA2,545,779              CA                         03.03.2003      03.03.2004
----------
-----------------------------------------------------------------------------------------------------------------------
Pevion Biotech LTD..,            EP1599225B1              EP04716571.7               03.03.2003      03.03.2004
-----------------------------------------------------------------------------------------------------------------------
University of Zurich;
-----------------------------------------------------------------------------------------------------------------------
Swiss Tropical Institute
-----------------------------------------------------------------------------------------------------------------------
Inventors:
----------
-----------------------------------------------------------------------------------------------------------------------
Gerd Pluschke (Swiss Tropical
Inst.)
-----------------------------------------------------------------------------------------------------------------------
Markus Muller (Swiss Tropical
Inst.)
-----------------------------------------------------------------------------------------------------------------------
John Robinson (University of
Zurich)
-----------------------------------------------------------------------------------------------------------------------
Annabelle Freund-Rennard
(University of Zurich)
-----------------------------------------------------------------------------------------------------------------------
Rinaldo Zurbriggen (Pevion
Biotech)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
AMA-49/PEV301
-----------------------------------------------------------------------------------------------------------------------
00004; P
-----------------------------------------------------------------------------------------------------------------------

WO 04/ 106366


-----------------------------------------------------------------------------------------------------------------------
                                 PUBLICATION NO           APPLICATION NO             PRIORITY        FILING
TITLE /  INVENTORS /
INTERNAL TITLE, INTERNAL NO      Patent Family
-----------------------------------------------------------------------------------------------------------------------
METHODS FOR SYNTHESIZING         EP1484336                EP03012520                 02.06.2003      02.06.2003
CONFORMATIONALLY CONSTRAINED
PEPTIDES, PEPTIDOMIMETICS AND
USE OF SUCH PEPTIDOMIMETICS AS
SYNTHETIC VACCINES
-----------------------------------------------------------------------------------------------------------------------
                                 WO 04/106366             PCT/EP04/005952            02.06.2003      02.06.2004
                                 ------------
-----------------------------------------------------------------------------------------------------------------------
Applicants:
-----------
-----------------------------------------------------------------------------------------------------------------------
Pevion Biotech Ltd..,            AU 4242787               AU2004242787               02.06.2003      02.06.2004
-----------------------------------------------------------------------------------------------------------------------
University of Zurich;            CA 2,527,795                                        02.06.2003      02.06.2004
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                 PUBLICATION NO           APPLICATION NO             PRIORITY        FILING
TITLE /  INVENTORS /
INTERNAL TITLE, INTERNAL NO      Patent Family
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Swiss Tropical Institute         EP 1629002               EP04739532                 02.06.2003      02.06.2004
-----------------------------------------------------------------------------------------------------------------------
Inventors:                       US 2006/0258564          10/559,010                 02.06.2003      02.06.2004
----------
-----------------------------------------------------------------------------------------------------------------------
Gerd Pluschke (Swiss Tropical
Inst.)
-----------------------------------------------------------------------------------------------------------------------
Markus Muller (Swiss Tropical
Inst.)
-----------------------------------------------------------------------------------------------------------------------
John Robinson (University of
Zurich)
-----------------------------------------------------------------------------------------------------------------------
Ursula Kienzl (University of
Zurich)
-----------------------------------------------------------------------------------------------------------------------
Rinaldo Zurbriggen (Pevion
Biotech)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
UK39 / PEV302
-----------------------------------------------------------------------------------------------------------------------
00005; P
-----------------------------------------------------------------------------------------------------------------------

EXHIBIT C


Technology Patent Rights

EP538 437 B1:         Immunostimulating and immunopotentiating reconstituted
                      influenza virosomes and vaccines containing them

WO06/069718 A1:       Lyophilization of virosomes

EXHIBIT D

PRODUCT INFORMATION

Immunological data:
-    Pre-clinical data set for PEV301-304
-    Clinical Phase I and clinical Phase IIa data set for PEV301/PEV302

Regulatory data:
-    Toxicology data set for PEV301/302
- IMPD for PEV301-PEV304 (drug substance part; issues concerning the virosome technology and the manufacturing will be provided directly to the corresponding regulatory authorities)
-    Safety data set from clinical Phases I and IIa

Manufacturing data:
-    Analytical test and methods (GMP)
-    SOP for manufacturing
-    All QA/QC relevant aspects